Exhibit #10.1

RESIGNATION AND GENERAL RELEASE AGREEMENT

This Resignation and General Release Agreement (“Agreement”) made this 9th day of October 2007, by and between Laurel J. Bouchard (“Employee”), an individual, and CAMDEN NATIONAL CORPORATION, a corporation organized under the laws of the State of Maine, and CAMDEN NATIONAL BANK, a bank organized under the laws of the State of Maine, (“Companies”), is a resignation agreement which includes a general release of claims.

In consideration of the covenants undertaken and the releases contained in this Agreement, Employee and Companies agree as follows:

1.	VOLUNTARY RESIGNATION

Employee shall voluntarily resign from her position as Senior Vice President and Chief Administrative Officer, or such other position as Employee may be assigned by Companies, and as an employee of Companies in any other capacity by executing Exhibit A hereto, such resignation by Employee to be effective no later than March 31, 2008 or such earlier date as designated by Companies and/or Employee (hereafter referred to as “Date of Separation” regardless of whether selected by Employee or Companies).

2.	EMPLOYMENT REFERENCE

Companies agree to provide Employee with a letter of reference as set forth in Exhibit B hereto.

3.	RETURN OF CONFIDENTIAL MATERIALS

Employee shall return to Companies any equipment issued to her and shall not take or copy in any form or manner computer files, lists of customers, prices, and similar confidential materials or information.

4.	SEVERANCE AND OTHER BENEFITS

Conditioned upon Employee’s compliance with all of the terms and conditions of this Agreement, Companies shall furnish Employee the following consideration:

A.	Pay at Employee’s current rate of pay, less standard withholding and any authorized deductions and in accordance with Companies’ regular weekly payroll schedule, a total of 60 weeks of pay, which includes any accrued paid time off pay entitlement, commencing on Employee’s Date of Separation provided it occurs on or before March 31, 2008; (hereafter “Salary Continuation”).

B.	Continue Employee’s group health, group life insurance, group dental, and group long-term disability, to the extent permitted by respective group plan provisions, through the last day of the last month of Salary Continuation, as determined under the immediately preceding provision, on the same terms and conditions on which such benefits are provided to similar level employees. To the extent coverage is not permitted by the plan provisions, companies shall compensate Employee for the one year costs the companies would have otherwise incurred during that year.

C.	Regardless of Employee’s Date of Separation, she will be treated as a participant for purposes of qualifying for any award(s) for the performance measurement period commencing on January 1, 2005 and ending on December 31, 2007 pursuant to the terms of Companies Long Term Performance Share Plan and Companies expressly waive any forfeiture as provided by Paragraph 7 of said Plan. As for future performance measure periods, Employee shall be treated as a retiree and shall qualify for prorated awards in accordance with the agreement.

D.	Companies shall make a contribution to Employee’s deferred compensation plan account in the amount of $6,200 (equivalent to the 4% 401(k) matching contribution on one year of salary) on or before her Date of Separation but in no event before January 1, 2008.

5.	CONFIDENTIALITY

The parties agree that the terms and conditions of this Agreement shall remain confidential as between the parties and they shall not disclose them to any third party except as required by federal and/or state reporting laws, including Securities Exchange Commission regulations and rules, and entities making unemployment benefit determinations. Without limiting the generality of the foregoing, the parties agree they will not respond to or in any way participate in or contribute to any public discussion, notice, or other publicity concerning, or in any way relating to, execution of this Agreement or the events (including any negotiations) which led to its execution. Without limiting the generality of the foregoing, Employee specifically agrees that she shall not disclose information regarding this Agreement to any current or former employee of the Companies. Without limiting the foregoing, Employee may disclose the monetary aspects of this Agreement to her attorneys or financial advisors provided she informs them of this confidentiality provision and they agree to abide by it. Employee hereby agrees that disclosure by her of any of the terms and conditions of the Agreement in violation of the foregoing shall constitute and be treated as a material breach of this Agreement. Employee further agrees that she will not make disparaging, uncomplimentary, or negative remarks about the Companies, their products, business affairs, or employees.

6.	DENIAL OF ANY VIOLATION - AGREEMENT NOT EVIDENCE

Companies expressly deny any violation of any of their policies, procedures, state or federal laws or regulations. Accordingly, while this Agreement resolves all issues between Companies and Employee relating to any alleged violation of Companies’ policies or procedures or any state or federal law or regulation, this Agreement does not constitute an adjudication or finding on the merits and it is not, and shall not be construed as, an admission by Companies of any violation of their policies, procedures, state or federal laws or regulations. Moreover, neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by Companies of any violation of their policies, procedures, state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.

7.	GENERAL RELEASE AND DISCHARGE

Except for those obligations created by or arising out of this Agreement for which receipt or satisfaction has not been acknowledged herein, Employee on behalf of herself and her descendants, ancestors, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Companies, and their parents, subsidiaries, and affiliates, past and present, and each of them, as well as their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as “Releasees”, with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgment, orders, and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Employee now owns or holds or has at any time heretofore owned or held as against said Releasees, arising out of or in any way connected with Employee’s employment relationship with Companies, or Employee’s voluntary resignation from employment or any other transactions, occurrences, acts, or omissions or any loss, damage, or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866 (42 U.S.C. §1981), the Maine Human Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act of 1990, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Maine Whistleblowers’ Protection Act, the Equal Pay Act, the Family Medical Leave Act, Executive Order 11246, or any other claims arising under other federal, state, or local laws, any claims for invasion of privacy, defamation, or other injury resulting from any oral or written statement made by any of the Releasees, and any claims for infliction of emotional distress or other personal injury, any claims for non-payment of wages, severance pay, sick leave, holiday pay, vacation pay, overtime, bonus, or other compensation of any kind whatsoever, any claims for life insurance, group medical insurance, or other fringe benefits of any kind whatsoever.

Expressly excluded from this Release are Employee’s rights, if any, as recognized under Paragraphs 4 (C), (D) and (E) above.

8.	REPRESENTATION OF NO LEGAL ACTION

Employee represents and warrants that she has not put Companies on notice of any pending work-related, or non work-related, injury or illness and does not intend to assert any claim for workers’ compensation or disability benefits. Employee further represents and warrants that she has not filed any complaints, charges, or lawsuits against the Companies or Releasees.

9.	WAIVER OF AGE CLAIMS

Employee expressly acknowledges and agrees that by entering into this Agreement, she is waiving any and all rights or claims that she may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement and up to and including Date of Separation. Employee further expressly acknowledges and agrees that (a) in return for this Agreement, she will receive compensation beyond that which she was already entitled to receive before entering into this Agreement; (b) she was given a copy of this Agreement and informed that she had 21 days within which to consider the Agreement; (c) she was orally advised by Companies and is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement; and (d) she was informed that she has seven days following the date of execution of the Agreement in which to revoke the Agreement.

10.	BUSINESS AFFAIRS INFORMATION - CONFIDENTIALITY

Employee acknowledges that by reason of Employee’s position with Companies, Employee has been given access to lists of customers, prices, and similar confidential materials or information respecting Companies business affairs. Employee represents that she has held all such information confidential and will continue to do so, and that Employee will not use such information and relationships for any business (which term herein includes a partnership, firm, corporation, limited liability, or any other entity) without the prior written consent of the Companies.

11.	WARRANTY OF NONTRANSFER OF RELEASED MATTER

Employee warrants and represents that Employee has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and Employee shall defend, indemnify, and hold harmless Companies from and against any claim including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced based on or in connection with or arising out of any such assignment or transfer made, purported, or claimed.

12.	TERMINATION OF EMPLOYMENT

Employee and Companies acknowledge that any employment relationship between them will terminate effective on Date of Separation, and that Employee waives any right or claim to reinstatement as an employee of Companies and will not seek employment in the future with Companies or any Releasees.

13.	COOPERATION

Employee understands that from time-to-time Companies may be involved in claims or litigation. Employee agrees that she will not respond to or cooperate with anyone other than an authorized representative of Companies, except if compelled by subpoena or other process of law. Further, Employee agrees to fully cooperate with and assist Companies in responding to or defending against any investigation or claim.

14.	COMPLETE AGREEMENT

This instrument constitutes and contains the entire agreement and final understanding concerning Employee’s employment, voluntary resignation from the same, and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their Agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise, or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated document.

15.	REVOCATION

Employee may revoke this Agreement in its entirety during the seven days following execution of the Agreement by Employee. Any revocation of the Agreement must be in writing and hand delivered to Anne Edwards, Vice President Human Resources, during the revocation period. This Agreement will become effective and enforceable seven days following execution by Employee, unless it is revoked during the seven-day period.

16.	SEVERABILITY OF INVALID PROVISION

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

17.	CHOICE OF LAW

This Agreement shall be deemed to have been executed and delivered within the State of Maine, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Maine without regard to principles of conflict of laws.

18.	CONSTRUCTION OF AGREEMENT

The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

19.	COUNTERPART EXECUTION - EFFECT - PHOTOCOPIES

This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

20.	LITIGATION - COSTS AND EXPENSES

In the event of litigation in connection with or concerning the subject matter of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred by such party in connection therewith, including reasonable attorneys’ fees.

21.	WAIVER OF BREACH - EFFECT

No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

22.	FULL UNDERSTANDING AND VOLUNTARY ACCEPTANCE

In entering this Agreement, Employee represents the she fully understands and voluntarily accepts the terms of this Agreement.

23.	FURTHER EXECUTIONS

All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

24.	HEADING NOT BINDING

The use of headings in this Agreement is only for ease of reference and the headings have no effect and are not to be considered part or a term of this Agreement.

I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

I declare under penalty of perjury that the foregoing is true and correct.

EXECUTED at                     , Maine, this      day of October, 2007.

LAUREL J. BOUCHARD

I declare under penalty of perjury that the foregoing is true and correct.

EXECUTED at                     , Maine, this      day of October, 2007.

CAMDEN NATIONAL CORPORATION

By:	ROBERT W. DAIGLE
Its:	President and CEO

DATE OF SEPARATION RATIFICATION

This Agreement is subject to and does not become effective until Employee reaffirms and ratifies all representations by her included in this Agreement up to and including her Date of Separation.

I have re-read the foregoing Agreement and I accept, reaffirm and ratify its terms and all representations it contains.

I declare under penalty of perjury that the foregoing is true and correct.

EXECUTED at                     , Maine, this      day of                     , 200    .

LAUREL J. BOUCHARD